UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 31, 2007

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State of Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2007, Esterline Technologies Corporation, a Delaware corporation (“Esterline”), ONCAP L.P., a limited partnership organized under the laws of Ontario, Canada, ONCAP (Cayman) L.P., a limited partnership organized under the laws of the Cayman Islands, Onex Corporation, a company incorporated under the laws of the Province of Ontario (together with ONCAP L.P. and ONCAP (Cayman) L.P., the “ONCAP Parties”), CMC Electronics Holdings Inc., a Canadian corporation (“CMC Holdings”), and CMC’s other shareholders and subsidiaries entered into a Share Purchase Agreement, dated as of January 31, 2007 (the “Purchase Agreement”) for the purchase by Esterline of the outstanding shares of capital stock of CMC Holdings. In the transaction, each shareholder of CMC Holdings will receive a pro rata portion, determined on the basis of the total number of outstanding shares of CMC Holdings as of the date of consummation of the transactions contemplated by the Purchase Agreement, of CAD$391.5 million, or approximately USD$335 million, which amount is subject to post-closing dollar-for-dollar adjustments for changes in the working capital of CMC Holdings and to a dollar-for-dollar downward adjustment for the amount of specified expenses and certain indebtedness of CMC Holdings as of the date of consummation of the acquisition, which will be paid by Esterline. In addition, CAD$25 million (approximately USD$21.4 million) of the purchase price will be placed in escrow as security for the potential purchase price adjustments relating to tax withholding amounts that may be applicable, certain development and pre-production costs relating to a product sale agreement and the shareholders’ indemnification obligations under the Purchase Agreement. The consummation of the acquisition of CMC Holdings is subject to customary conditions, including governmental approvals. Esterline, the ONCAP Parties and the other shareholders of CMC Holdings may terminate the Purchase Agreement under certain circumstances if the acquisition has not been consummated by April 15, 2007.

A copy of the Purchase Agreement will be filed as an exhibit to Esterline’s Form 10-Q for the quarter ended January 26, 2007.

Item 7.01.	Regulation FD Disclosure.

On February 1, 2007, Esterline issued a press release regarding the Purchase Agreement, which is furnished as Exhibit 99.1 to this report. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the press release.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Esterline Technologies Corporation dated February 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: February 6, 2007	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Esterline Technologies Corporation dated February 1, 2007.